PRICING SUPPLEMENT NO. 88                                        Rule 424(b)(3)
DATED:  January 3, 2002                                      File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $60,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 1/4/2002   Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 1/2/2004         CUSIP#: 073928VX8

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Monthly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  2.16%            Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  + 0.30%

*     On the 3rd of each month prior to Maturity.

**    On the 3rd of each month and on January 2, 2002.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.